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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Great Wolf Resorts, Inc. on Form S-8 of our report on the combined financial statements of Great Lakes Predecessor dated November 24, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," and (2) the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and an explanatory paragraph relating to the restatement described in Note 11), and of our report on the balance sheet of Great Wolf Resorts, Inc. dated July 25, 2004, appearing in Great Wolf Resorts, Inc.'s prospectus filed with the Securities and Exchange Commission on December 15, 2004 pursuant to Rule 424(b).


/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
December 16, 2004